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                     CONSENT OF INDEPENDENT ACCOUNTANTS







To the Board of Directors of
Smith Barney California Municipals Fund Inc.:




We hereby consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of
1933, as amended, of Smith Barney California Municipals Fund
Inc.:



1. The incorporation by reference of our report dated April 10, 1995, accompanying the Annual Report of the Smith Barney California Municipals Fund Inc. (formerly the Smith Barney Shearson
        California Municipals Fund Inc.) as of February 28, 1995, in the Prospectus/Proxy Statement.



2.	The reference to our firm under the heading "Financial
        Statements and Experts" in the Prospectus/Proxy Statement.



3.	The reference to our firm under the heading "Financial
        Highlights" in the Prospectus dated April 29, 1995 of the Smith Barney California Municipals Fund Inc.



4.	The reference to our firm under the heading "Counsel and
        Auditors" in the Statement of Additional Information dated
        April 29, 1995 of the Smith Barney California Municipals Fund Inc.







                                                /s/ Coopers & Lybrand L.L.P.
                                                Coppers & Lybrand L.P.P.


Boston, Massachusetts
October 25, 1995